UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2008

ARYX THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33782	77-0456039
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6300 Dumbarton Circle Fremont, California		94555
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (510) 585-2200

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 28, 2008, Pascal Druzgala, Ph.D. was promoted to Senior Vice President and Chief Scientific Officer of ARYx Therapeutics, Inc. (the “Company”). In connection with this promotion, the Compensation Committee (the “Compensation Committee”) of the Company’s Board of Directors increased Dr. Druzgala’s annual base salary to $275,586, effective June 1, 2008. At this time, the remaining terms of Dr. Druzgala’s employment agreement with the Company continue unchanged.

Dr. Druzgala is a co-founder of the Company and, prior to his appointment as Senior Vice President and Chief Scientific Officer, served as the Vice President, Research and Chief Scientific Officer of the Company since February 1997. In his new role as Senior Vice President and Chief Scientific Officer, Dr. Druzgala will continue to be responsible for all research related activities of the Company. Prior to the founding of the Company, Dr. Druzgala also co-founded Advanced Therapies, Inc., a biopharmaceutical company, in October 1994. Dr. Druzgala received a Pharm.D degree from the University of Montpellier, France, and then earned his diplôme d’études approfondies degree at the European Institute of Industrial Pharmaceutical Sciences in Montpellier, France. Dr. Druzgala later graduated from the University of Florida with a doctorate in medicinal chemistry. He completed his post doctorate work at the Center for Drug Design and Discovery at the University of Florida where he first experimented with various drug discovery programs utilizing retrometabolic techniques.

On May 28, 2008, the Company’s Board of Directors, upon recommendation of the Compensation Committee, also approved a retention and reward stock grant plan for Dr. Druzgala, effective June 1, 2008. Under the terms of such plan, Dr. Druzgala shall be granted a stock bonus of 15,000 shares of the Company’s common stock, in each case, upon achievement of any of the following milestones: (i) the filing of a New Drug Application for one of the Company’s product candidates, or (ii) the commercial launch of one of the Company’s product candidates; provided, that any such stock grants shall be contingent on Dr. Druzgala’s continued employment with the Company when a milestone is achieved. The shares subject to these potential stock grants shall be fully-vested at the time of grant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  June 3, 2008

ARYX THERAPEUTICS, INC.

By:	/s/ David Nagler
David Nagler
Vice President, Corporate Affairs and Secretary